EXHIBIT 11



BELLSOUTH CORPORATION

COMPUTATION OF EARNINGS PER COMMON SHARE
(Dollars in Millions, Except Per Share Amounts)


                           For the Three Months        For the Six Months
                              Ended June 30,            Ended June 30,
                           1994          1993          1994          1993
Earnings Per
 Common Share:
  Income Before
   Extraordinary Loss
   and Cumulative
   Effect of Change in
   Accounting Principle       516.5         433.1       1,101.8         844.3
  Extraordinary Loss on
   Early Extinguishment
   of Debt, net of tax          -           (55.4)          -           (55.4)
  Cumulative Effect of
   Change in
   Accounting Principle,
   net of tax                   -             -             -           (67.4)
    Net Income         $      516.5  $      377.7  $    1,101.8  $      721.5

  Weighted average
   shares outstanding   496,168,530   495,758,875   496,141,208   495,348,548
  Incremental shares
   from assumed
   exercise of stock
   options and payment
   of performance
   share awards             463,125       387,140       418,228       470,649
    Total Shares        496,631,655   496,146,015   496,559,436   495,819,197

Earnings Per
 Common Share:
  Income before
   Extraordinary Loss
   and Cumulative Effect
   of Change in
   Accounting
   Principle           $       1.04  $        .87  $       2.22  $       1.70
  Extraordinary Loss on
   Early Extinguishment
   of Debt, net of tax          -            (.11)          -            (.11)
  Cumulative Effect of
   Change in
   Accounting Principle,
   net of tax                   -             -             -            (.14)
    Earnings per
    Common Share       $       1.04  $        .76  $       2.22  $       1.45
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BELLSOUTH CORPORATION

COMPUTATION OF EARNINGS PER COMMON SHARE
(Dollars in Millions, Except Per Share Amounts)


                           For the Three Months        For the Six Months
                              Ended June 30,             Ended June 30,
                           1994           1993         1994           1993

Fully Diluted
 Earnings Per
 Common Share:
  Income Before
   Extraordinary Loss
   and Cumulative Effect
   of Change in Accounting
   Principle                  516.5         433.1       1,101.8         844.3
  Extraordinary Loss on
   Early Extinguishment
   of Debt, net of tax          -           (55.4)          -           (55.4)
  Cumulative Effect of
   Change in Accounting
   Principle, net of tax         -            -             -           (67.4)
    Net Income         $      516.5  $      377.7  $    1,101.8  $      721.5

Weighted average
 shares outstanding     496,168,530   495,758,875   496,141,208   495,348,548
Incremental shares
 from assumed
 exercise of stock
 options and payment
 of performance
 share awards               529,546       417,022       546,427       496,070

  Total Shares          496,698,076   496,175,897   496,687,635   495,844,618

Fully Diluted
 Earnings Per
 Common Share:
  Income before
   Extraordinary Loss
   and Cumulative
   Effect of Change
   in Accounting
   Principle           $       1.04  $        .87  $       2.22  $       1.70
 Extraordinary Loss on
   Early Extinguishment
   of Debt, net of tax          -            (.11)          -            (.11)
  Cumulative Effect of
   Change in Accounting
   Principle, net of tax        -             -             -            (.14)
    Fully Diluted
     Earnings per
     Common Share      $       1.04  $        .76  $       2.22  $       1.45